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                                                                  Exhibit 23.3

                               SECURITY AGREEMENT

FOR VALUE RECEIVED, and to induce the persons whose names appear on the list of Secured Parties appended hereto as EXHIBIT A which may be supplemented from time to time (hereinafter collectively referred to as "Secured Parties") to consent to the transactions set forth in the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of the date hereof, between Action Industries, Inc., a Pennsylvania corporation having an office at 460 Nixon Road, Cheswick, Pennsylvania 15024 (hereinafter referred to as "Debtor") and General Vision Services, Inc. a Delaware corporation with offices at 330 West 42nd Street, New York, New York 10036 (hereinafter referred to as "GVS"), such persons having loaned to Debtor up to an aggregate of Four Million ($4,000,000) Dollars which loan is evidenced by a series of 10% convertible subordinated promissory notes issued by Debtor to Secured Parties as set forth on EXHIBIT A, Debtor, GVS and
J. Robbins Securities, LLC as Agent for the Secured Parties, hereby agree that Secured Parties shall have the rights, remedies and benefits hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

       (i) "Collateral" shall mean the GVS Shares and all other assets belonging to Debtor, together with all products, proceeds, additions and substitutions thereto, but excluding all after acquired property, proceeds of income tax refunds proceeds of the sales of any debt or equity securities.

       (ii) "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 5 of the Notes.

       (iii) "Financing Agreements" shall mean this Agreement, all current and future related agreements, documents and instruments, as now existing and as hereafter amended, modified or supplemented, and the Notes.

       (iv) "GVS Note" shall mean the note given by Debtor to GVS as partial consideration for the purchase of the GVS Shares.

       (v) "GVS Shares" shall mean all of the 26,800,000 shares of GVS common stock purchased by Debtor pursuant to the Stock Purchase Agreement and all dividends thereon, including but not limited to Stock dividends, and shares resulting from stock splits thereof.

       (vi) "Notes" shall mean the 10% convertible subordinated promissory notes issued by Debtor to Secured Parties as set forth on EXHIBIT A.

       (vii) "Obligations" shall mean the Obligations as defined in the Notes.


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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

       (viii) "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of New York

All other terms defined in the preamble or the recitals hereto shall have the respective meanings ascribed to them therein. Unless the context otherwise indicates, all terms used without definition in this Agreement shall have the meanings ascribed to them in the Uniform Commercial Code as currently in effect, to the extent the same are used or defined therein.

                                   ARTICLE II
                                    SECURITY

As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Parties a continuing security interest in and a first general lien upon the Collateral. GVS and Debtor hereby agree that the lien created by this Agreement in favor of the Secured Parties shall be senior to any other lien on that portion of the Collateral, consisting of the GVS Shares and pari passu with GVS with respect to all other collateral.

                                  ARTICLE III
                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF DEBTOR

3.1    INCORPORATION OF COVENANTS, REPRESENTATIONS AND WARRANTIES.

All covenants set forth in Section I of the Notes and all representations and warranties set forth in Section 3 of the Notes are hereby made a part hereof and incorporated by reference herein.

3.2    FURTHER ASSURANCES; FINANCING STATEMENTS.

Upon request of J. Robbins Securities, LLC ("Agent"), as agent for Secured Parties, at any time and from time to time, Debtor and GVS will, at their own cost and expense, execute and deliver to Agent one or more financing statements pursuant to the Uniform Commercial Code, or amendments or continuations thereof, and any other documents required by Agent to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, Debtor and GVS each hereby authorizes Agent to execute and file at any time or times one or more financing statements pursuant to the Uniform Commercial Code with respect to any or all of the Collateral, signed only by Agent. Debtor and GVS each hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

3.3 COLLATERAL TO BE HELD FREE AND CLEAR OF LIENS AND ENCUMBRANCES; RESTRICTIONS ON SALE.




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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

During the term of this Agreement and until the Obligations are paid in full, Debtor (i) shall not sell or otherwise transfer the GVS Shares and shall hold such shares free and clear of all liens and encumbrances except for the subordinate lien of GVS which partially secures the GVS Note; and (ii) shall place a legend on the certificates representing the GVS Shares, acceptable to Secured Party, referencing this Agreement and the restrictions set forth in this
SECTION 3.3, which legend shall not be removed without the written approval of Secured Party.

3.4     DISCHARGE OF LIENS.

Debtor shall immediately pay and cause the discharge of any liens, taxes or assessments which may be levied upon the Collateral; provided, however, that Debtor shall not be required to pay or discharge any lien, tax or assessment which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

3.5     ACTIONS BY AGENT.

Agent may, in its sole discretion and at any time, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by Agent to preserve, protect, maintain or enforce the Obligations, the Collateral or security interest granted herein, and which Debtor fails to do or pay, including, without limitation, payment of any judgment against Debtor, and insurance premium, any warehouse charge and any lien, claim or encumbrance upon or with respect to the Collateral, and any such payment shall be added to the Obligations and shall be payable upon demand.

3.6     ADVERSE CHANGES

Debtor shall promptly notify Agent in writing of any event which materially adversely affects the value of the Collateral.

3.7     PRESERVATION OF CORPORATE EXISTENCE.

Debtor will at all times preserve and keep in full force and effect its corporate existence, licenses, permits, rights and franchises and those of any of its subsidiaries.

                                   ARTICLE IV
                         REMEDIES UPON EVENT OF DEFAULT

4.1     ACCELERATION OF OBLIGATIONS.

For purposes of this ARTICLE IV, upon the occurrence of an Event of Default as set forth in Section 5 of the Notes, all or any portion of the Obligations shall, at the option of Agent or Secured Parties holding at least 25% of the principal of the Notes and without notice, demand or legal process, become immediately due and payable.



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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

4.2    RIGHTS UNDER UNIFORM COMMERCIAL CODE.

In addition to all of its other rights and remedies under this Agreement, the other Financing Agreements and any other agreement with Debtor, Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and of any state in which the Collateral is located from time to time except the right to retain the Collateral in full satisfaction of the Obligations.

4.3    ACTION PENDING DISPOSITION.

Until Secured Parties are able to effect a sale or other disposition of the Collateral, they shall have the right to use or take such action with respect to the Collateral, or any part thereof, as they deem appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Secured Parties. Secured Parties shall have no obligation to Debtor to maintain or preserve the rights of Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of Secured Parties. Secured Parties may, if they so elect, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Secured Parties' remedies with respect to such appointment without prior notice or hearing.

4.4    DISPOSITION OF COLLATERAL.

4.41 Right to Sell or Otherwise Dispose of Collateral. Secured Parties shall have the right to sell or otherwise dispose of all or any of the Collateral, at a public sale or sales, with such notice as may be required by law but in any event not less than 60 days, in lots equal to no greater than 25% of the aggregate collateral, for cash or on credit, all as Secured Parties, in their sole discretion, may deem advisable. Such sales may be adjourned and continued from time to time with or without notice. To enable Secured Parties to effect any such sale, assignment and/or transfer, Debtor hereby makes, constitutes and appoints Agent as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments which Secured Parties may deem necessary or proper to effectuate the authority hereby conferred by signing Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by Secured Parties to be necessary or proper in connection with any sale, assignment or transfer of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.



4.42. Right to Purchase Collateral. Secured Parties may purchase all or any part of the Collateral at public sale or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

4.43. Application of Proceeds of Sale of Collateral. Except as otherwise provided by law, the proceeds realized from the sale of any of the Collateral shall be applied by Secured Parties as follows:


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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.


     First, to the reasonable costs and expenses of every kind incurred in connection with or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Secured Parties hereunder, including reasonable attorney's fees and legal expenses;

     Second, to the satisfaction of the Obligations;

     Third, to the payment of any other amounts required by applicable law;

     Fourth, to GVS to the extent that Debtor is then indebted to GVS as provided in the GVS Note; and

     Fifth, to Debtor to the extent of the surplus proceeds, if any.

In the event that the proceeds realized from the sale as aforesaid are insufficient to pay all amounts to which Secured Parties are legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the rate of fifteen (15%) percent per annum, and the reasonable fees of any attorneys employed by Secured Parties to collect such deficiency.

4.5     WAIVER OF BOND.

In connection with the foregoing remedies, Debtor hereby waives the posting of any bond which might otherwise be required.

4.6     REMEDIES CUMULATIVE.

All rights and remedies of Secured Parties arising under this Agreement, the other Financing Agreements, any other agreement with Debtor and/or GVS by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.

                                   ARTICLE V
                            LIABILITY OF DEBTOR FOR
                 SECURED PARTIES' EXPENSES AND ATTORNEYS' FEES

Debtor will be liable to Secured Parties for any and all sums, costs and expenses which Secured Parties may pay or incur pursuant to the provisions of this Agreement or in defending, protecting and enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including without limitation all search, filing and recording fees, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and legal expenses, all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges, all expenditures in connection with the repossession, holding, preparation for sale and sale of the Collateral, as well as all damages


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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

for breach of warranty, misrepresentation or breach of covenant by Debtor, and all such liabilities shall be part of the Obligations and shall be payable upon demand.

                                   ARTICLE VI
                                 MISCELLANEOUS

6.1    AMENDMENT.

This Agreement may be amended only by an instrument in writing executed by Debtor, GVS and Agent for Secured Parties.

6.2     ENTIRE AGREEMENT.

This Agreement, the Stock Purchase Agreement, the Financing Agreements and any exhibits, schedules, certificates or documents referred to herein and therein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

6.3      WAIVERS.

Any failure or delay by Secured Parties to require strict performance by Debtor of any of the provisions, warranties, terms or conditions contained herein or in any of the other Financing Agreements shall not affect Secured Parties' right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Parties, their agents, officers, stockholders or employees, but only by an instrument in writing, signed by Agent and directed to Debtor, specifying such waiver.

6.4      NOTICES.

6.41 Procedure for Notice. Any notice, demand, consent, approval, disapproval or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepaid, as registered or certified mail or by nationally recognized overnight courier service. Any Notice to Debtor or GVS shall be addressed to such party at its address herein above set forth. Any Notice to Secured Parties shall be addressed to Agent at 1345 Avenue of the Americas, 22 Floor, New York, New York 10105, Attention: James A. Jedrlinic. By giving the other parties at least ten (10) days' prior written notice, any party may, by Notice given as above provided, designate a different address or addresses for Notices.


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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

6.42 When Notice Deemed Given. Any Notice shall be deemed given as of the date of delivery as indicated by affidavit in the case of personal delivery; in the case of mailing, any Notice shall be deemed given on the fifth day after mailing; in the case of delivery by nationally recognized overnight courier service, any Notice shall be deemed given on the next business day after dispatch.

6.5.   LIMITATION OF INTEREST PAYMENTS.

Nothing contained in this Agreement or in any other agreement between Debtor and Secured Parties requires Debtor to pay or Secured Parties to accept interest in an amount which would subject Secured Parties to any penalty or forfeiture under applicable law. In no event shall the total of all charges payable hereunder, whether of interest or of such other charges which may or might be characterized as interest, exceed the lower of the maximum rate permitted to be charged under the laws of the State of New York or the state in which a Secured Party resides. Should Secured Parties receive any payment which is or would be in excess of that permitted to be charged under such laws, such payment shall have been and shall be deemed to have been made in error and shall automatically be applied to reduce the principal outstanding on the Notes.

6.6     SEVERABILITY.

Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

6.7     SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.8     GOVERNING LAW; CONSENT TO JURISDICTION; VENUE WAIVER; WAIVER OF JURY
TRIAL.

The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of New York. Debtor and GVS hereby consent to the non-exclusive jurisdiction of all courts in such State and hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

6.9     ARTICLES AND SECTION TITLES.

The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.


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SECURITY AGREEMENT AMONG SECURED
PARTIES, ACTION INDUSTRIES, INC.,
AND GENERAL VISION SERVICES, INC.
DATED MARCH 18, 1996.

6.10 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be considered and original but all of which shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of March, 1998.


                                          ACTION INDUSTRIES, INC.
                                          a Pennsylvania corporation

                                          By: /s/ T. RONALD CASPER
                                          ----------------------------------
                                          T. Ronald Casper, President


                                          GENERAL VISION SERVICES, INC.
                                          a Delaware corporation

                                          By: /s/ WILLIAM RAPPAPORT
                                          ----------------------------------
                                          William Rappaport, President and CEO

                                          J. ROBBINS SECURITIES, LLC
                                          a New York limited liability company
                                          as agent for Secured Parties

                                          By:
                                          ----------------------------------
                                          James A. Jedrlinic, President



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